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                                                                    EXHIBIT 99.1


PRESS RELEASE:


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
Company Contacts:
William Ruehle                                       Marty Colombatto
Vice President & Chief Financial Officer             Vice President & General Manager,
949-450-8700                                           Networking Business Unit
billr@broadcom.com                                   949-450-8700
or                                                   martyc@broadcom.com
William Blanning                                     or
Senior Director, Corporate Communications            Cristine Morris
949-450-8700                                         Director, Corporate Communications
blanning@broadcom.com                                949-450-8700
                                                     cmorris@broadcom.com
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                BROADCOM CORPORATION TO ACQUIRE MAVERICK NETWORKS

Acquisition Broadens Broadcom's Portfolio of Network Technology to Accelerate the Convergence of Voice, Video and Data in Enterprise Networks

IRVINE, Calif. - January 25, 1999 - Broadcom Corporation (Nasdaq: BRCM), a leading developer of integrated circuits enabling high-speed broadband communications to the home and business, today announced that it has signed a definitive agreement to acquire Maverick Networks, a San Jose, Calif.-based company developing highly integrated silicon for multi-layer switching equipment in enterprise networks.

Maverick's technology delivers advanced Layer 3 switching and packet classification features to the cost-sensitive, workgroup switch market. Extending these capabilities from the core to the edge of the network is essential to enabling the convergence of voice, video, and data traffic throughout the network.


                                     -more-

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Broadcom Corporation to Acquire Maverick Networks
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Under the terms of the agreement, Broadcom will issue 864,200 shares of its
Class B Common Stock in exchange for all shares of Maverick Networks Preferred and Common Stock, including shares issuable upon exercise of employee stock options and other rights. The merger transaction is expected to close in approximately 90 days and will be accounted for as a pooling of interests. The agreement has been approved by the boards of directors of both companies. The transaction is subject to the approval of Maverick Networks' shareholders and satisfaction of regulatory requirements and other closing conditions.

"This is a strategic step for us as we continue to broaden our silicon systems product offering and facilitate the unification of voice, video and data services across the LAN and WAN," said Dr. Henry T. Nicholas III, Broadcom's President and CEO. "Maverick's multi-layer Fast and Gigabit Ethernet switching technology provides a natural extension to Broadcom's existing line of Layer 2 switch products."

The convergence of voice, video, data and other delay-sensitive traffic is best accommodated through a multi-layer switching infrastructure. Multi-layer switch technology empowers data networks to support multiple classes of service (CoS) to prioritize mission critical traffic across the enterprise.

"Maverick's technology delivers line-speed, Layer 2-3 switching in hardware with a programmable real-time packet processor operating up through Layer 7, enabling the integration of data and multimedia services on a common IP transport," said
G. Venkatesh, Maverick Networks' President and CEO. "Access to Broadcom's advanced physical layer and transmission technologies as well as its worldwide customer relationships will allow us to bring a broad portfolio of best-in-class products to the leading companies in the communications industry."

"Maverick's programmable packet processor fits into Broadcom's strategy of enabling customer differentiated products by allowing customers to embed their own proprietary


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Broadcom Corporation to Acquire Maverick Networks
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switching technology in software," said Marty Colombatto, Vice President &
General Manager of Broadcom's Networking Business Unit.

ABOUT BROADCOM
Broadcom Corporation is a leading developer of highly integrated silicon solutions that enable broadband digital data transmission to the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the Company has designed and developed integrated circuits for some of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed networking products, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber line (xDSL). Broadcom's worldwide headquarters is located in Irvine, California, and can be contacted at 949-450-8700 or at http://www.broadcom.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements involving risks, uncertainties and assumptions that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause such a difference for Broadcom include, but are not limited to, the volume of product sales and pricing concessions on volume sales; the timing, rescheduling or cancellation of significant customer orders; the loss of a significant customer; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of the Company's products; the Company's ability to specify, develop, introduce and market new products and technologies on a timely basis; the timing of customer qualification and industry interoperability certification of new products and the risk of non-qualification or non-certification; the rate of adoption by customers and end-users of new and emerging technologies in the high-speed networking, cable set-top box, cable modem, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber line (xDSL) markets; the rate of adoption and acceptance of new industry standards in the foregoing markets; fluctuations in manufacturing yields and other problems or delays in the fabrication, assembly, testing or delivery of products; the effects on operations and management of business expansion and facility relocations; uncertainties associated with international operations; the Company's ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities and at the compensation levels needed to implement its business and product plans; problems or delays in achieving higher levels of design integration and in migrating product designs to smaller geometry processes; intellectual property disputes; changes in product or customer mix; the quality of the Company's products; the level of orders received that can be shipped in a fiscal quarter;


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Broadcom Corporation to Acquire Maverick Networks
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potential business disruptions, claims, expenses and other difficulties resulting from "Year 2000" problems in computer-based systems used by the Company, its suppliers or customers; general economic conditions and market conditions in the markets addressed by Broadcom; and the other factors discussed in the Company's filings from time to time with the Securities and Exchange Commission, including but not limited to the Registration Statement on Form S-1 (Amendment No. 1) dated October 14, 1998, the Final Prospectus dated October 20, 1998, and the Company's quarterly filings on Form 10-Q. Broadcom disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

                                      -###-

Broadcom is a registered trademark of Broadcom Corporation.